EXHIBIT 10.1



                           Supply Agreement

                           (1)  MedTrade Products Ltd

                           (2)  Carrington Laboratories Inc



                           Dated:  June 1st, 2005

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 This Agreement is made the 1st day June 2005

 Between:

 (1) MedTrade Products Limited (company number: 3839609) whose registered office is at Electra House, Crewe Business Park, Crewe, Cheshire, CW1 6GL ('MTP').

 (2) Carrington Laboratories, Inc. whose registered office is at 2001 Walnut Hill Lane, Irving, Texas, TX 75038, USA. ('CLI').


 Background:

 The parties wish to enter this Agreement, on the terms and conditions below, for the supply by MTP of Products to CLI for distribution solely to the companies given in Schedule 2.

 MTP designs, develops, manufactures and supplies professional and retail woundcare, footcare and skin care products.

 CLI designs, develops, manufactures and supplies professional and retail woundcare, footcare and skin care products.

 It is agreed as follows:

 1.   Definitions and interpretation

 1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:



      "this Agreement"             This Agreement (including any schedule or
                                   annex to it and any document in agreed
                                   form relating hereto);

      "Commencement Date"          1st June 2005

      "Agreement Period"           The period of one year from the
                                   Commencement Date.

      "Product(s)"                 The Products detailed in Schedule 3,
                                   which are or are to be, sold under a
                                   branding or brand name, which is owned,
                                   operated, or marketed by the companies
                                   given in Schedule 2.

      "Technical                   The respective proprietary information of
       Information"                each party hereto embodied in the design
                                   of the Products and or packaging, and,
                                   in general, all confidential information, specifications, design data, know-how, experience, and all other technical information relating to Products.

      "Customers" or "Potential    A company in Schedule 2, or any of its
       Customers'                  Subsidiaries

      "Supplier" or "Potential     Any person, firm or company who is a
       Supplier"                   sub-contractor to MTP for the manufacture
                                   of this Product.

      "Subsidiary"                 In relation to a company any other
                                   company in the world of which the first
                                   mentioned company owns (either directly
                                   or indirectly) more than fifty percent
                                   (50%) of the voting stock thereof or
                                   controls the composition of a majority
                                   of its Board of Directors.

 1.2  In this Agreement, unless the context otherwise requires:

         (a) words in the singular include the plural and vice versa and words in one gender include any other gender; and

         (b) headings are for convenience only and shall not affect the interpretation of this Agreement.

 2.   Sale, Supply and Delivery of the Products.

 2.1 MTP agrees to provide CLI the Products in consideration of the purchase price, described in Section 7.1, to be paid by CLI, and in accordance with the specifications for the Products set forth in Schedule 3, in accordance with Section 7.1.

 3.2 MTP shall supply the Products to CLI on the following terms of delivery:

        (a) Delivery of the Products shall be made CIF USA port of entry, UK side of customs, unless the parties otherwise agree in writing

        (b) MTP shall deliver the Products by the mutually-agreed upon delivery dates agreed at time of creation of purchase order (the "Delivery Dates").

        (c) Where part shipments are agreed by both parties, they shall be treated as separate deliveries and therefore separate sales. MTP shall invoice for such deliveries separately.

 4.   Documentation

      MTP  shall  deliver  with  the  Products  such  technical  or   quality
      documentation as the parties may agree  prior to the relevant  Delivery
      Date.

 5.   Risk and Property in the Products

 5.1 Title and risk of damage to, or loss of, the Products shall pass to CLI upon delivery to USA port of entry, UK side of customs.

 5.2  When  (i) payment for the  Products is overdue  and undisputed by  CLI,
      (ii) CLI suffers distress, (iii) CLI makes an arrangement or composition with creditors (iv) CLI enters into liquidation (otherwise than for the purpose of amalgamation or reconstruction where the corporate body, as amalgamated or reconstructed accepts in full the CLI's liability to pay for the goods), or (v) CLI has a receiver appointed for the whole or a substantial part of its business then:

      (a) If CLI remains in possession of the goods, whether of not CLI has sold them, MTP shall, to the extent permitted by applicable law, be entitled to recover the goods from CLI; or

      (b) If CLI has parted with possession of the goods by way of sale, whether or not the goods have been mixed with or incorporated into other good, CLI, shall, to the extent permitted by applicable law, hold for MTP so much of the proceeds of the sale of the goods as represents CLI's liability to the MTP in respect of them.

 6.   Supply of the Products

 6.1 MTP shall supply the Products to CLI, in response to orders received and accepted by MTP on the Standard Terms and Conditions of Supply as stipulated in Schedule 1, written quotations or on any other terms which are agreed by both parties in writing.

 6.2 In the event of any inconsistency or conflict between the provisions of this Agreement and the Terms and Conditions of Supply referred to above, the provisions of this Agreement shall prevail.

 6.3 All claims for errors, omissions, damage, pilferage or shortage shall be notified in writing by CLI to MTP within 60 days after receipt of the goods.

 7.   Price and Payment

 7.1 The prices and terms for payment for Products shall be agreed in writing between the parties on a product by product basis.

 7.2 MTP undertakes that while this Agreement is in force, CLI shall receive prices and other terms of purchase for the Products to be sold in the US that are no less favorable than those offered to any other US customer of MTP. Pricing for Products to be sold in other countries will be agreed upon in writing.

 7.3  All invoices sent and payments made shall be in USA Dollars.

 7.4 MTP shall be entitled to withhold delivery of the Products under this Agreement at any time if payments are due from, and undisputed by, CLI hereunder and have not been paid in accordance with Clause 7.1 hereof.

 7.5 CLI shall be entitled to withhold payment of the Products under this agreement at any time if the Products do not meet any mutually agreed specifications.

 8.   Undertakings

 8.1 MTP undertakes during the Agreement Period not to knowingly supply the Products direct to CLI's Customers.

 8.2 CLI undertakes that during the Agreement Period not to knowingly purchase the Products from any company which supplies the Products to MTP.

 8.3 CLI undertakes during the Agreement Period only to buy the Products or any substantially similar Products from MTP.

 9.   Termination

 9.1 Notwithstanding any provision herein to the contrary, this Agreement may be terminated by thirty (30) days notice in writing to the other (and without compensation becoming due to the other by reason only termination) in any of the following events:-

      (a) if the other party fails to perform or observe any of the terms of this Agreement or breaches of the contract and in the case of a breach capable of remedy has not remedied the breach within thirty (30) day's of receipt of written notification requiring it to do so;

      (b) if any action applicable or proceeding is taken in respect of the other party for (a) a voluntary, arrangement or composition of reconstruction of its debts, (b) the presentation of an administration petition, (c) its winding up or dissolution, (d) the appointment of a liquidator administrator trustee receiver administrative receiver or a similar officer, (e) any similar action application or proceeding in a jurisdiction to which it is subject;

      (c) if CLI has not placed its first order with MTP for the Products within twelve (12) months of the Effective Date; or

      (d) if, with respect to the provisions of this Agreement requiring further determinations or agreements between the parties hereto, the parties are unable to make any such determinations or agreements for a period of thirty (30) days or more.

 11.  Warranties and liability

 11.1 MTP warrants that the Products will correspond with their specifications at the time of delivery, and will be made in accordance with the specifications set forth on Schedule 3, or such other manufacturing specifications as may be agreed to by the parties.

 11.2 MTP will not be under any liability in respect of any defect arising from any wilful damage, misuse or negligence of CLI's agents or employees.

 11.3 Subject as expressly provided within this clause, all warranties conditions or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

 11.4 MTP will indemnify and defend CLI and its directors, employees, shareholders, representatives and agents (collectively, the "Indemnitees") from and against and hold the Indemnitees harmless from any and all claims, suits, liabilities, losses, damages, costs and expenses ("Actions") (including without limitation attorneys' fees and costs) asserted against or incurred by the Indemnitees arising out of or resulting from, directly or indirectly (i) any breach of this Agreement, (ii) any acts, omissions, misrepresentations or negligence by MTP or any of its employees, agents or contractors, (iii) any injury, including death, to person or property caused by a Product defect, (iv) any violation of laws in connection with the manufacture, sale, shipping or delivery of Products; provided that MTP is given notice of any such Action within a reasonable period after CLI learns of such Action.

 11.5 CLI will indemnify and defend MTP and its directors, employees, shareholders, representatives and agents (collectively, the "Indemnitees") from and against and hold the Indemnitees harmless from any and all claims, suits, liabilities, losses, damages, costs and expenses ("Actions") (including without limitation attorneys' fees and costs) asserted against or incurred by the Indemnitees arising out of or resulting from, directly or indirectly (i) any breach of this Agreement, (ii) any acts, omissions, misrepresentations or negligence by CLI or any of its employees, agents or contractors, (iii) any material violation of laws in connection with the sale, shipping or delivery of Products; provided that CLI is given notice of any such Action within a reasonable period after MTP learns of such Action.

 11.6 The parties acknowledge that the primary duty of care for the consumer health and safety aspects of the Products shall lie with CLI. The parties acknowledge that the primary duty for manufacture to specifications shall lie with MTP.

 12   Force majeure

      Notwithstanding any other provision of this Agreement, neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in the performance or the non-performance of its obligations under this Agreement, to the extent that the delay or non performance is due to any circumstances beyond the reasonable control of the defaulting party.

 13   Confidentiality

      Confidentiality  shall   be   maintained   in   accordance   with   the
      confidentiality agreement signed by both parties and dated June 1st, 2005. A copy of this agreement is included as Schedule 4.

 14   General

 14.1 No partnership

      Nothing in this Agreement shall create, or be deemed to create, a partnership between the parties.

 14.2 Entire Agreement

      This Agreement (including its schedules) sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

      Both parties acknowledge that they have entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement. Neither party shall have any liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

 14.2.1  Variation

      No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

 14.2.2  Notices

      Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid recorded delivery, telex or facsimile to the address of the party as set out on page 1 of this Agreement or as otherwise notified in writing from time to time.

 14.3.1  Governing law and jurisdiction

      In the event of a dispute between the parties hereto relating to the subject matter hereof, this Agreement shall be governed by and construed in accordance with (a) if CLI shall be the a defendant in any such dispute, the laws of the State of Texas, without regard to the conflicts of laws principles thereof and (b) if MTP shall be a defendant in any such dispute, in accordance with the laws of the United Kingdom, without regard to the conflicts of laws principles thereof.

 15.  Dispute Resolution; Arbitration:

 15.1 Prior to pursuing arbitration with respect to any dispute hereunder, the proper officers (or a person appointed by them) shall meet to seek an amicable resolution to such dispute. No party shall be entitled to make and bring a claim in arbitration unless it has attempted for a period of 30 days from written notice of a dispute to reach such amicable resolution with the other party.

 15.2 After expiration of the 30-day period referred to in the prior section, any and all disputes arising under or affecting this Agreement, including any questions regarding the existence, validity and/or termination, shall be resolved exclusively by confidential arbitration pursuant to and in accordance with the International
      Arbitration Rules of the London Court of International Arbitration then in effect, in London, and the applicable law specified in Section
      14.3.1 hereof. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement. The award rendered by the arbitrators shall include costs of arbitration, reasonable attorneys' fees, and reasonable costs for expert and other witnesses. The final decisions of the arbitrators shall be binding and may be enforced in any court of competent jurisdiction. Subject only to the provisions of applicable law, the procedure described in this Section shall be the exclusive means of resolving disputes arising under or affecting this Agreement. The site selection for such arbitration shall be made by the defendant in such arbitration.

 This Agreement has been signed on the date appearing at the head of page 1.


 Signed by                          )
 for and on behalf of               )    /s/ C.J. Hardy
 MedTrade Products Ltd              )


 Witnessed by                       )    /s/ M.R. Hardy

 Of                                 )    Medtrade Products, Ltd.



 Signed by                          )    /s/ Carlton E. Turner
 for and on behalf of               )    President & CEO
 Carrington Laboratories Inc.       )


 Witnessed by                       )    /s/ Maria Mitchell

 Of                                 )    Carrington Laboratories, Inc.

                                 *Schedule 1

                   Standard Terms and Conditions of Supply
                   ---------------------------------------



 *Denotes Confidential Portion Omitted and Filed Separately with the
  Commission.

                                 *Schedule 2


                       Customers or Potential Customers



 *Denotes Confidential Portion Omitted and Filed Separately with the
  Commission.

                                 *Schedule 3


                                   Products



 *Denotes Confidential Portion Omitted and Filed Separately with the
  Commission.

                                 *Schedule 4


                   Confidentiality Agreement of June 1st, 2005



 *Denotes Confidential Portion Omitted and Filed Separately with the
  Commission.